UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Funds Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Name
Address 1
Address 2
Address 3
City, State, Zip

IMPORTANT: SECOND NOTICE – PLEASE CALL US TODAY

Dear Shareholder:

We’ve been trying to reach you about an important initiative relating to your investment with Fund Name here, and we need your assistance. Please contact us toll-free at (866) 521-4198 between Monday–Friday, 9 A.M.–11 P.M. ET, or Saturday, 10 A.M.–6 P.M. ET. At the time of the call, please reference your investor ID listed below.

INVESTOR ID:

Security ID:

Shares Owned:

The call will only take a few moments of your time. We deeply appreciate your investment in the Fund. Thank you for your time and consideration.

Sincerely,

Adam Langley

President

Angel Oak Funds

OFFICIAL BUSINESS  This communication relates to an investment you own in Angel Oak Funds through a broker, bank, or directly with the Fund.